Exhibit 99.1

INTEGRAL ANALYTICS, INC.

Cincinnati, Ohio

TABLE OF CONTENTS

Page
Financial Statements:

Balance Sheet	2

Statement of Income and Retained Earnings	3

Statement of Shareholders’ Equity	4

Statement Cash Flow	5

Notes to Financial Statements	6- 8

INTEGRAL ANALYTICS, INC.

BALANCE SHEET

As of March 31, 2017 and 2016

ASSETS
	As of March 31, 2017	As of March 31, 2016
Current Assets:
Cash and cash equivalents	$540,287	$1,706,400
Accounts receivable, net of allowance of $74,694 as of March 31, 2017 and 2016	853,194	381,615
Prepaid expenses	57,021	40,562
Total current assets	1,450,502	2,128,577

Property and Equipment:
Furniture and equipment	51,276	51,276
Computer equipment	26,171	26,171
Software	10,000	10,000
Total property and equipment	87,447	87,447
Less accumulated depreciation	79,849	72,524
Net property and equipment	7,598	14,923

Other Assets:
Deposits	2,271	2,271
Intangible assets, less accumulated amortization of $33,930 and $24,330 as of March 31, 2017 and 2016, respectively	179,049	145,191
Total other assets	181,320	147,462

Total Assets	$1,639,420	$2,290,962

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Account payable	$308,285	$54,821
Accrued expenses	57,768	39,853
Accrued shareholders’ distributions	130,276	130,276
Deferred revenue	768,965	515,820
Total current liabilities	1,265,294	740,770

Long term liabilities:
Shareholder notes payable	188,600	188,600
Total Liabilities	1,453,894	929,370

Shareholders’ Equity:
Common stock; no par value; 9,000 shares authorized
5,057 shares issued; 4,542 and 4,465 outstanding as of March 31, 2017 and 2016, respectively	202,393	202,255
Treasury stock; 515 shares, at cost	(52,232)	(52,232)
Retained earnings	35,365	1,211,569
Total shareholders’ equity	185,526	1,361,592

Total liabilities and shareholders’ equity	$1,639,420	$2,290,962

The accompanying notes are an integral part of these statements.

INTEGRAL ANALYTICS, INC.

STATEMENT OF INCOME AND RETAINED EARNINGS

For the three months ended March 31, 2017 and 2016

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Revenues:
Software licenses	$263,392	$471,836
Consulting and other revenue	664,831	419,911
Total revenues	928,223	891,747

Cost of revenues:
Software licenses	87,964	151,376
Consulting and other revenue	474,608	65,486
Total cost of revenues	562,572	216,862

Gross profit	365,651	674,885

Operating expenses:
Product development	368,139	250,346
Operations	79,102	69,480
Sales and marketing	122,788	94,191
General and administrative	328,286	268,508
Total operating expenses	898,315	682,525

Loss from operations	(532,664)	(7,640)

Other expense:
Interest expense	3,624	3,657
Bad debt expense	—	74,694
	3,624	78,351

Net loss	$(536,288)	$(85,991)

The accompanying notes are an integral part of these statements.

INTEGRAL ANALYTICS, INC.

STATEMENT OF SHAREHOLDERS’ EQUITY

For the three months ended March 31, 2017 and 2016

	Common Stock		Treasury
	Shares	Amount	Stock	Retained Earnings	Total
Balance at December 31, 2015	4,465	$202,255	$(52,232)	$1,297,560	$1,447,583
Net loss	—	—	—	(85,991)	(85,911)
Balance at March 31, 2016	4,465	$202,255	$(52,232)	$1,211,569	$1,361,592

Balance at December 31, 2016	4,542	$202,393	$(52,232)	$571,653	$721,814
Net loss	—	—	—	(536,288)	(536,288)
Balance at March 31, 2017	4,542	$202,393	$(52,232)	$35,365	$185,526

The accompanying notes are an integral part of these statements.

INTEGRAL ANALYTICS, INC.

STATEMENT OF CASH FLOW

For the three months ended March 31, 2017 and 2016

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Cash flows from operating activities
Net loss	$(536,288)	$(85,991)
Adjustments to reconcile net loss to net cash provided (used) by operations:
Depreciation	1,831	1,831
Amortization	2,400	2,400
Bad debt expense	—	74,694
Effects of change in operating assets and liabilities:
Accounts receivable	84,969	21,371
Other receivables	—	80,768
Prepaid expenses and other assets	17,850	63,187
Accounts payable	(164,750)	15,634
Accrued expenses	(1,086)	(36,696)
Deferred revenue	121,508	(134,923)
Net cash provided (used) by operating activities	(473,566)	2,275

Cash flows from investing activities
Capitalized patent costs	(8,673)	(662)
Net cash used in investing activities	(8,673)	(662)

Net decrease in cash and cash equivalents	(482,239)	1,613

Cash and cash equivalents – January 1	1,022,526	1,704,787

Cash and cash equivalents – March 31	$540,287	$1,706,400

The accompanying notes are an integral part of these statements.

INTEGRAL ANALYTICS, INC.

Cincinnati, Ohio

NOTES TO FINANCIAL STATEMENTS

Note 1 — Summary of Significant Accounting Policies

Integral Analytics, Inc. (the “Company”) is a utility software provider which conducts business throughout the United States of America. The Company’s primary products are advanced analytical software for use by utility companies in the energy, power generation, transmission and delivery industries for evaluating and for costing demand and capacity, and to meet regulatory requirements. In connection with the licensing of its software, the Company also provides consulting and support services, and contracts to install hardware systems for its software products. The following is a summary of the significant accounting policies followed in the preparation of the financial statements.

Cash and cash equivalents

The Company maintains cash in bank deposit accounts at financial institutions where the balances, at times, exceed the federally insured limits.  The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risks on its cash balances.

Accounts receivable

The Company carries its accounts receivable at the original invoice amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. The Company has recorded an allowance for doubtful accounts of $74,694 as of March 31, 2017 and March 31, 2016.

Advertising expense

Advertising expenses are charged to income during the year in which they are incurred.  The Company recognized $5,000 in advertising expenses in the quarter ended March 31, 2017 and no advertising expenses in the quarter ended March 31, 2016.

Income taxes

The Company is treated as an S-Corporation for federal income tax purposes.  Shareholders are taxed individually on their share of the Company’s earnings.  Accordingly, no liabilities or income tax provisions for federal or state income taxes are recorded in the accompanying financial statements.

Property and depreciation

Property is recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets, generally 3 -  7 years for office furniture and fixtures, computer equipment, and software.

Intangible assets

Intangible assets consist of the following at March 31:

	2017	2016
Patents	$212,979	$169,521
Less accumulated amortization	(33,930)	(24,330)
	$179,049	$145,191

INTEGRAL ANALYTICS, INC.

Cincinnati, Ohio

NOTES TO FINANCIAL STATEMENTS

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives. Patent costs are accumulated until a patent is either issued, denied, or the Company abandons the patent process.  Patent lives are typical 20 years from the first filing date, and the Company amortizes patent costs from the date of issuance until the patent period expires.

2017	$7,199
2018	9,599
2019	9,599
2020	9,599
2021	9,599
Thereafter	133,454
$179,049

Intangible assets are reviewed annually for impairment or when events or circumstances indicate their carrying amount may not be recoverable.  Management has determined that no impairment is necessary at March 31, 2017.

Revenue recognition

Revenues from software license agreements and maintenance contracts are recognized ratably over the life of the agreements. Payments for the Company’s license and maintenance agreements are collected in advance and recognized ratably over the contractual period, typically one year. Deferred revenue represents the unrecognized portion to be recognized in future periods. The Company recognizes consulting revenue as services are rendered based on agreed upon consulting rates.  The Company’s systems design contracts are recognized on a milestone basis in accordance with its contracts with customers.

Software costs

Costs associated with the maintenance and support of the Company’s software product are expensed as incurred in accordance with the Costs of Computer Software to be Sold, Leased or Otherwise Marketed topic of the FASB Accounting Standards Codification.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Subsequent events

The Company evaluates events and transactions occurring subsequent to the date of the financial statements for matters requiring recognition or disclosure in the financial statements.  The accompanying financial statements consider events through October 6, 2017, the date on which the financial statements were available to be issued.

Note 2 — Concentration of Credit Risk

Revenue from two customers represented approximately 58% and 68% of total Integral Analytics, Inc. revenue for the quarters ended March 31, 2017 and March 31, 2016, respectively. Accounts receivable from two customers represented approximately 70% and 80% of total Integral Analytics, Inc. receivables as of March 31, 2017 and 2016, respectively.

INTEGRAL ANALYTICS, INC.

Cincinnati, Ohio

NOTES TO FINANCIAL STATEMENTS

Note 3 — Operating Lease Commitments

The Company leases its Cincinnati office and other office locations under operating leases, on a month to month basis. Lease expense under these leases range from $557 a month to $2,912 per month, with $14,668 and $13,606 of expense for the quarters ended March 31, 2017 and 2016, respectively.

Note 4 — Retirement Plan

The Company has a 401(k) plan which covers all employees who meet the eligibility requirements. The Company matches 100% of employee contributions up to 6% of qualifying compensation. Company contributions to this plan were $31,444 and $27,477 during the quarters ended March 31, 2017 and 2016, respectively.

Note 5 — Shareholder Notes Payable

The Company has notes payable to shareholders with interest payable annually at 8% per annum. The notes can be called by the shareholders with 180 days notice. The outstanding balance at March 31, 2017 and 2016 was $188,600. The notes are shown as long-term as the shareholders do not intend to call them in the immediate future.

Note 6 — Research and Development Costs

The Company expenses product development costs as they are incurred. Product development expense incurred for the quarters ended March 31, 2017 and 2016 was $368,139 and $250,346, respectively.

Note 7 — Subsequent Event

On July 28, 2017 the shareholders sold all of the Company’s stock to a publically traded entity.  In connection with the sale, all assets and business operations were transferred and certain liabilities were assumed by the new parent company.  Shareholder notes payable were settled as part of the stock purchase agreement.